EXHIBIT 4.6

US$_____________                        Debenture No. __________________
Date:  ____________, 200___             Maturity Date:  __________, 200___


                            PAYSTAR CORPORATION

                  TEN PERCENT (10%) CONVERTIBLE DEBENTURE

                    ______   Nine-Month Debenture
                    ______   Two-Year Debenture


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.


     THIS DEBENTURE (this "Debenture") is one of the duly authorized issue of 10% Convertible Debentures of PayStar Corporation, a Nevada corporation (the "Company"), in an aggregate principal amount of up to US$3,000,000.00 (collectively, the "Debentures"). This Debenture is offered, issued and sold in part pursuant to and in accordance with the exemption from securities registration afforded by Regulation D promulgated under the Securities Act of 1933, as amended.

     FOR VALUE RECEIVED, the Company promises to pay to __________________, or the permitted registered holder hereof (the "Holder"), the principal sum of US$________________ (_______________________________ United States
Dollars) (the "Initial Principal Amount") or such lesser principal amount following the conversion or conversions of this Debenture in accordance with Paragraph 2 (the "Outstanding Principal Amount") on the maturity date set forth above (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount from time to time, quarterly in arrears on the first business day following the first full quarter from the date hereof and the first business day of each quarter thereafter and upon the Maturity Date (the "Interest Payment Dates"), at the rate of ten percent (10%) per annum occurring from the date of issuance.

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     Accrual of interest shall commence on the first day to occur after the date hereof until repayment in full of the principal sum has been made or duly provided for. Accrued and unpaid interest shall bear interest at the same rate until paid. The principal of this Debenture is payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

     The Company will pay the principal of this Debenture on the due date, free of any withholding or deduction of any kind (subject to the provisions of paragraph 2 below), to the Holder as of the due date and addressed to the Holder at the address appearing on the Debenture Register.

     The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check.

     This Debenture is subject to the following additional provisions:

     1. Debentures. These Debentures are originally issuable in amounts of not less than US$25,000.00, unless expressly waived by the Company.

     2. Conversion of Debentures. The Holder of this Debenture is entitled, at its option, at the Maturity Date, to convert all or any lesser portion of the Initial Principal Amount into Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to $0.25 ____ $0.50 ______ per share [CHECK ONE]. In the event of any stock split, dividend, combination or similar event occurring after a Conversion Date and prior to the issuance of the respective stock certificates, the Conversion Price will be subject to appropriate adjustment. Conversion of this Debenture into Common Stock shall be effectuated by surrendering the Debenture to be converted to the Company, with the form of Notice of Conversion attached to the Debenture as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert the Debenture. The Notice of Conversion must be given to the Company as provided below not less than thirty (30) days prior to the Maturity Date. Interest accrued or accruing from the date of issuance to the Conversion Date (but not previously paid) on the amounts so converted shall be paid on the Maturity Date.

     If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, the number of shares convertible pursuant to this Debenture immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares convertible pursuant to this Debenture immediately prior to such combination shall be proportionately decreased in each instance.

     Whenever the number of shares convertible pursuant to this Debenture is required to be adjusted, the Conversion Price shall be adjusted (to the nearest cent) in each instance by

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multiplying such Conversion Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares purchasable upon the conversion of this Debenture immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares so convertible immediately thereafter.

     No fractional shares or scrip representing fractions of shares of Common Stock will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be given by facsimile to the Company at (209) 339-0346, attn: Mr. Harry T. Martin, CFO, or, if by physical delivery of the Notice of Conversion to the Company, at the address for the Company contained in the Subscription Agreement. Upon conversion of all of the outstanding principal amount of this Debenture, the Holder shall submit this original Debenture to the Company for cancellation.

     Upon the delivery by the Holder of a Notice of Conversion in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder, the Company shall issue and, within five (5) business days after actual delivery to the Company of the Notice of Conversion (the "Deadline"), deliver to or upon the order of the Holder one or more certificates (the "Certificates") representing that number of shares of Common Stock into which the portion of the Debenture converted is convertible, as shall be determined in accordance herewith.

     The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the principal amount of the Debenture to be converted at such time by the Conversion Price in effect on the date the Notice of Conversion is delivered via facsimile to the Company by the Holder.

     3. Prepayment. This Debenture is subject to prepayment, in whole or in part, at any time upon not less than thirty (30) days notice by certified or registered mail at the election of the Company. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of this Debenture, plus all interest accrued to the date of prepayment. During the thirty (30) days following the date of any notice of prepayment, the holder shall have the right to convert this Debenture into the Common Stock of the Company, on the terms and conditions provided for in paragraph 2 above.

     4. Waiver of Demand and Presentment. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     5. Payment of Costs. If one or more of the "Events of Default" as described in Paragraph 6 shall occur, the Company agrees to pay all costs and expenses, including reasonable

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attorney's fees, which may be incurred by the Holder in collecting any amount due under, or enforcing any terms of, this Debenture.

     6. Events of Default. If more than one of the following described "Events of Default" shall occur:

          (a) The Company shall default in the timely payment of principal or interest; or

          (b) Any of the representations or warranties made by the Company herein, or in any certificate or financial or other document heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, shall be false or misleading any material respect at the time made; or

          (c) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

          (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
(4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

          (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

          (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

          (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

     Then, or at any time thereafter, and in each and in every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the Holder may consider this Debenture immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any Debenture or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of

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grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     7. Conversion Requirements. Notwithstanding anything to the contrary contained herein, and in addition to any other requirements reasonably requested by the Company to comply with state of federal securities laws, each Notice of Conversion shall contain representations to the effect that (i) the Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act, and (ii) the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party.

     8. Transfer Restrictions. The Holder may, subject to compliance with the provisions of Regulation D under the Securities Act of 1933, as amended (the 1933 Act"), without notice, transfer, assign, mortgage or encumber this Debenture, any interest herein or any part hereof in integral multiples of $10,000 or the entire outstanding balance to an "accredited investor" as defined in the 1933 Act that will be acquiring the Debenture or interest herein for its account for the purpose of investment and not with a view to or for sale in connection with any distribution hereof and, each assignee, transferee or mortgage (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Debenture. The Company may condition registrations of transfers on the receipt of a certificate from the assignee, transferee of mortgagee in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in the Subscription Agreement, and IRS Form W-9 or an equivalent certification under penalty of perjury in compliance with the Internal Revenue Code of 1986, as amended from time to time.

     9. Covenants of the Company. The Company covenants that until all amounts due under this Debenture have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company shall:

          (a) give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

          (b) at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Debenture into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Debenture into Common Stock.

          (c) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture,

               (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

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               (ii) in the case of mutilation, upon surrender and
     cancellation of this Debenture,

     then the Company at its expense will execute and deliver to the Holder a new Debenture, dated the date of the lost, stolen, destroyed or mutilated Debenture, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Debenture.

     10. Partial Invalidity. In the case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected impaired thereby.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


Dated:  _________________, 200___       PayStar Corporation


                                   By________________________________

                                   Its ______________________________




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                                EXHIBIT A

                           NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Debenture)

     The Undersigned hereby irrevocably elects to convert $_________________ of the Ten Percent (10%) Convertible Debenture, No.____________, into shares of Common Stock of PayStar Corporation (the "Company"), according to the terms and conditions set forth in the Debenture, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

     The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.

     The Undersigned also represents that the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the 1933 Act.

Conversion Date*:   ________________________


Holder (Print True Legal Name): _________________________________

______________________________________________

(Signature of Duly Authorized Representative of Holder)


Address of Holder:  _____________________________________________
                    _____________________________________________
                    _____________________________________________

* This Notice of Conversion (whether by facsimile or otherwise as permitted in the Debenture) must be received by the Company by the first business day following the Conversion Date and at least thirty (30) days prior to the Maturity Date of the Debenture.